SECURITY AGREEMENT
This Security Agreement (as amended, modified or otherwise supplemented from time to time, this "Agreement"), dated as of December 11, 2014 (the "Effective Date"), is executed by Rocky Wright, an individual, (together with his successors and assigns, "Debtor"), in favor of bBooth, Inc., a Nevada corporation, as secured party (together with its successors and assigns, "Lender").

BACKGROUND AND PURPOSE.

Pursuant to that certain Secured Promissory Note dated as of the same date as this Agreement executed by Debtor in favor of Lender (the "Note"), Debtor is indebted to Lender in the sum of Three Hundred Eighty-Six Thousand, Four Hundred Thirty-Five Dollars and Seventeen Cents ($386,435.17) upon the terms and subject to the conditions set forth in the Note.  The availability of the loan under the Note is conditioned upon the execution and delivery by Debtor of this Agreement.

AGREEMENT

1.            GRANT OF SECURITY INTEREST.  Debtor hereby grants and transfers to Lender, a security interest in the following "Collateral": any and all of the "capital stock in Songstagram Inc.," "securities," 'licenses," "accounts," "chattel paper," "contracts," "documents," "equipment," "fixtures," "general intangibles" (including, without limitation, all intellectual property of Debtor), "trademarks," "copyrights," "goods," "investment property," "instruments," and "inventory" (as such terms are defined in the California Uniform Commercial Code in effect on the Effective Date), and all other assets and personal property held in Debtor's name, whether now owned by Debtor or hereafter acquired, and all proceeds and products thereof and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing. Debtor warrants that the Collateral is domiciled in California.

2.        OBLIGATIONS SECURED.  The obligations secured hereby (the "Secured Obligations") are the payment and performance of all obligations of Debtor and rights of Lender under this Agreement and/or the Note.

3.        TERMINATION.  This Agreement will terminate upon the performance of all Secured Obligations, including without limitation, the payment of all Secured Obligations existing or committed by Lender.

4.        OBLIGATIONS OF LENDER.  Lender has no obligation to extend any credit hereunder.  Any money received by Lender in respect of the Collateral may be deposited, at Lender's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.

5.        REPRESENTATIONS AND WARRANTIES.  Debtor represents and warrants to Lender that: (a) Debtor is the owner and has possession or control of the Collateral; (b) Debtor has the right to grant a security interest in the Collateral; (c) the Collateral is genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except as heretofore disclosed to Lender in writing and as otherwise permitted by the Note; and (d) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects.

6.        COVENANTS OF DEBTOR.  Debtor agrees in general:  (i) to pay all Secured Obligations when due; (ii)  upon or following the occurrence of an Event of Default, to pay all costs and expenses, including reasonable attorneys' fees, incurred by Lender in the perfection, preservation, realization, enforcement and exercise of its rights, powers and remedies hereunder; (iii) to permit Lender to exercise its powers; (iv) to execute and deliver such documents as Lender deems necessary to create, perfect and continue the security interests contemplated hereby; and (v) not to change the places where Debtor keeps any of the Collateral without first giving Lender at least thirty (30) days' prior written notice; (v) to insure the Collateral under agreements, against risks and liabilities, and with insurance companies satisfactory to Lender; (vi) to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use thereof, and not to use the Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (vii) to pay when due all license fees, registration fees and other charges in connection with the Collateral; (viii) not to permit any lien on the Collateral, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of Lender; (ix) not to sell, hypothecate or otherwise dispose of the Collateral, or any interest therein, without Lender's prior written consent; (x) to permit Lender to inspect the Collateral at any time; (xi) if requested by Lender, to receive and use reasonable diligence to collect rights to payment and proceeds, in trust and as the property of Lender; (xii)  upon or following the occurrence of an Event of Default, from time to time, when requested by Lender, to prepare and deliver to Lender all Collateral subject to this Agreement; (xiii) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral, and as appropriate and applicable, to keep the Collateral in good and saleable condition and repair, and to keep all Collateral free and clear of all defenses, rights of offset and counterclaims.

7.        POWERS OF LENDER.  Debtor appoints Lender its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Lender's officers and employees, or any of them:  (a) upon or following the occurrence of an Event of Default, to perform any obligation of Debtor hereunder in Debtor's name or otherwise; (b)  upon or following the occurrence of an Event of Default, to give notice of Lender's rights in the Collateral, to enforce the same and make extension agreements with respect thereto; (c)  upon or following the occurrence of an Event of Default, to resort to security in any order; (d) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Lender's interest in the Collateral; (e)  upon or following the occurrence of an Event of Default, to reasonably prepare, adjust, execute, deliver and receive payment under insurance claims, and to reasonably collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Lender, at Lender's sole option, toward repayment of the Secured Obligations; (f) upon or following the occurrence of an Event of Default, to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral; and (g) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Lender as necessary, proper and convenient in connection with the preservation, perfection or, upon or following the occurrence of an Event of Default,  enforcement of its rights hereunder.

8.        PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS.  Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral (except those which Debtor is contesting in good faith, which shall be paid promptly after resolution of the dispute), and upon the failure of Debtor to do so, Lender, at its option, may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.  Any such payments made by Lender shall be obligations of Debtor, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions hereof, and shall be secured by the Collateral, subject to all terms and conditions of this Agreement.

9.        EVENTS OF DEFAULT.  The occurrence of an Event of Default as defined under the Note shall constitute an "Event of Default" under this Agreement.

10.        REMEDIES.  Upon the occurrence of any Event of Default, Lender shall have the right to declare immediately due and payable all or any Secured Obligations and to terminate any commitments of Lender to make loans or otherwise extend credit to Debtor.  Lender shall have all other rights, powers, privileges and remedies granted to a secured party upon default provided by law.  All rights, powers, privileges and remedies of Lender shall be cumulative.  No delay, failure or discontinuance of Lender in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  Any waiver, permit, consent or approval of any kind by Lender of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.   While an Event of Default exists:  (a)  Debtor will not dispose of any of the Collateral except on terms approved by Lender; (b) at Lender's request, Debtor will assemble and deliver all Collateral, and books and records pertaining thereto, to Lender at a reasonably convenient place designated by Lender; and (c) Lender may, without notice to Debtor, enter onto Debtor's premises and take possession of the Collateral.  It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales.

11.        COSTS, EXPENSES AND ATTORNEYS' FEES.  Debtor shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Lender's in-house counsel), incurred by Lender in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof.

12.        MISCELLANEOUS.  Any right to require proceedings against others or to require exhaustion of security are waived; and consent to extensions, forbearances or alterations of the terms of any of the Secured Obligations, the release or substitution of security is given with respect to proceeds subject to this Agreement; provided however, that in each instance Lender believes in good faith that the action in question is commercially reasonable in that it does not unreasonably increase the risk of nonpayment of the Secured Obligations to which the action applies. Until all Secured Obligations shall have been paid in full, Debtor shall have no right of subrogation or contribution, and Debtor hereby waives any benefit of or any right to participate in any of the Collateral or any other security now or hereafter held by Lender.  To the extent any provision of the Note is inconsistent with any provision of this Agreement, such provision of the Note shall supersede and cancel the conflicting provision of this Agreement. All notices, requests and demands required under this Agreement must be in writing, delivered to the appropriate party or parties in the manner set forth in the Note.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, and shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

[SIGNATURE PAGE DIRECTLY FOLLOWS THIS PAGE]

IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed as of the day and year first above written.

Rocky Wright
By: /s/ Rocky Wright
Name: Rocky Wright
AGREED:
bBooth, Inc.
By: /s/ Rory Cutaia
Name: Rory Cutaia
Title: CEO

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